UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

DXC TECHNOLOGY COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DXC TECHNOLOGY COMPANY
2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 10, 2017
SUPPLEMENT TO PROXY STATEMENT
AUGUST 4, 2017
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The information provided in this filing is intended to supplement the Proxy Statement (the “Proxy Statement”) of DXC Technology Company (the “Company”), filed with the Securities and Exchange Commission on June 23, 2017, related to the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:30 a.m. Eastern Time on August 10, 2017, via live webcast at www.virtualshareholdermeeting.com/DXC.
In its June 23, 2017, Proxy Statement for the 2017 Annual Meeting of Stockholders of DXC Technology Company, the Company disclosed that Ms. Margaret C. Whitman serves as a member of the Nominating/Corporate Governance Committee of the Company’s Board of Directors.
As of August 4, 2017, Ms. Whitman will no longer serve on the Nominating/Corporate Governance Committee. Ms. Whitman will remain on the Board of Directors, and Manoj P. Singh (Chair) and Amy E. Alving will serve on the Nominating/Corporate Governance Committee, pending the results of the Annual Meeting. A third member of the Nominating/Corporate Governance Committee will be named following the Annual Meeting.
Ms. Whitman was serving on the Nominating/Corporate Governance Committee pursuant to a one-year transitional exemption from the New York Stock Exchange. She intended to serve until next March, but decided it would be appropriate to take this step at this time.
THIS INFORMATION UPDATES INFORMATION THAT IS INCLUDED IN THE PROXY STATEMENT. WE URGE YOU TO READ THIS INFORMATION AND THE PROXY STATEMENT CAREFULLY.